
<ARTICLE> OPUR3
<LEGEND>
This schedule contains summary financial information extracted from the consolidated balance sheet as of December 31, 1998 and the related consolidated statement of income for the year ended December 31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-ASSETS>                             309,718,753
<TOTAL-OPERATING-REVENUES>                 184,304,226
<NET-INCOME>                               (2,877,478)

